
   Schedule of Year-To-Date Principal and Interest Distributions
                           to
                  Certificateholders

                                                                      Ending
Class           Interest          Principal         Losses            Balance
CERT            1704925.84                0                0                  0
NOTE            9841923.01      68848759.91                0      2044357973.11
OC                       0                0        201885.81        29171035.63

